  As filed with the Securities and Exchange Commission on November 17, 1999.
                                                 Registration Statement No. 333-
================================================================================

                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON, D.C. 2054

                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      Plains All American Pipeline, L.P.
            (Exact name of registrant as specified in its charter)

                 Delaware                                   76-0582150
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                             500 Dallas, Suite 700
                             Houston, Texas 77002
                                (713) 654-1414
         (Address, including zip code, of Principal Executive Offices)

            PLAINS ALL AMERICAN INC. 1998 LONG-TERM INCENTIVE PLAN
               TRANSACTION GRANT AGREEMENT FOR GREG L. ARMSTRONG TRANSACTION GRANT AGREEMENT FOR HARRY N. PEFANIS
               TRANSACTION GRANT AGREEMENT FOR GEORGE R. COINER
                   TRANSACTION GRANT AGREEMENT FOR TOM FEWOX
                  TRANSACTION GRANT AGREEMENT FOR KENT FINLEY
                  TRANSACTION GRANT AGREEMENT FOR JIM STEWART
                  TRANSACTION GRANT AGREEMENT FOR MARK THOMAS

                           (Full title of the Plans)

                             Michael R. Patterson
             Senior Vice President, General Counsel and Secretary
                           Plains All American Inc.
                             500 Dallas, Suite 700
                             Houston, Texas 77002
                                (713) 654-1414
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               ________________

                                   copy to:
                             David P. Oelman, Esq.
                            Andrews & Kurth L.L.P.
                            600 Travis, Suite 4200
                             Houston, Texas 77002

                               ________________

=====================================================================================================================
                                                                                        Proposed
                                                                        Proposed         Maximum
                                                      Amount             Maximum        Aggregate       Amount of
                                                      to be           Offering Price     Offering      Registration
     Title of Securities to be Registered       registered/(1)(2)/    Per Unit/(2)/    Price/(2)/          Fee
---------------------------------------------------------------------------------------------------------------------
Common Units representing limited partner         1,375,000 Units         $19.75       $27,156,250         $7,550
interests in the Registrant ("Units")
=====================================================================================================================

(1) The number of Units registered hereby is subject to adjustment to prevent dilution resulting from Unit splits, Unit dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low price per Unit of the Registrant's Common Units on the New York Stock Exchange on November 15 , 1999, as reported in The Wall Street Journal on November 16, 1999.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     Plains All American Pipeline, L.P. (the "Partnership") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission") (File No. 14569):

          (a) the Partnership's Annual Report on Form 10-K for the year ended December 31, 1998, filed March 31, 1999;

          (b) the Partnership's Quarterly Report on Form 10-Q for the period ended March 31, 1999, filed May 14, 1999;

          (c) the Partnership's Quarterly Report on Form 10-Q for the period ended June 30, 1999, filed August 16, 1999;

          (d) the Partnership's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed November 15, 1999;

          (e) the description of the Partnership's Common Units contained in its Registration Statement on Form 8-A filed November 3, 1998; and

          (f) the Partnership's Current Report on Form 8-K filed May 27, 1999, as amended on Forms 8-KA filed on June 28, 1999 and September 16, 1999.

     All documents filed by the Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

Item 4.   Description of Securities.

     The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     Experts.

     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of Plains All American Pipeline, L.P. as of December 31, 1998 and the historical financial statements of Scurlock Permian Businesses (a division of Marathon Ashland Petroleum LLC) and of Scurlock Permian Corporation (the predecessor entity to the Scurlock Permian Businesses) included on pages F-6 to F-19 of Plains All American Pipeline, L.P.'s Current Report on Form 8-K dated June 28, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Legal Matters.

     The validity of the issuance of the Common Units registered hereby will be passed upon by Michael R. Patterson, Esq., Senior Vice President and General Counsel of Plains All American Inc. Mr. Patterson beneficially owns 7,000 Common Units.

Item 6.   Indemnification of Directors and Officers.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
Section 7.7 of the Second Amended and Restated Partnership Agreement of the Partnership (the "Partnership Agreement") provides that to the fullest extent permitted by law, (i) the general partner of the Partnership (the "General Partner"), (ii) any former General Partner (a "Departing Partner"), and (iii) any person who is or was an officer or director of the General Partner or any Departing Partner shall be indemnified and held harmless by the Partnership. In addition, (a) any individual, corporation, partnership, trust, unincorporated organization, association or other entity (collectively, a "Person") who is or was an affiliate of the General Partner or any Departing Partner, (b) any employee, partner, agent or trustee of the General Partner, any Departing Partner or any such affiliate, or (c) any Person who is or was serving at the request of the General Partner, any Departing Partner or any such affiliate as a director, officer, employee, partner, agent or trustee of another Person may be indemnified and held harmless by the Partnership, to the extent deemed advisable by the General Partner, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner, a Departing Partner or any of their affiliates, (y) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case the indemnitee acted in good faith, in a manner which such indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

     Section 7.7 of the Partnership Agreement also states that to the fullest extent permitted by law, expenses (including without limitation, reasonable legal fees and expenses) incurred by an indemnitee in defending any claim, demand action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized by the Partnership Agreement.

     Additionally, Section 7.8 of the Partnership Agreement provides that no indemnitee shall be liable for monetary damages to the Partnership, the limited partners of the Partnership or any other Persons who have acquired interests in common or preference units of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such indemnitee acted in good faith.

Item 7.   Exemption from Registration Claimed.

     The information required by Item 7 is not applicable to this Registration Statement.

Item 8.   Exhibits.

Exhibit
Number    Description
------    -----------

5.1 Opinion of Michael R. Patterson as to the validity of the securities being registered.

23.1      Consents of PricewaterhouseCoopers LLP.

23.5      Consent of Michael R. Patterson (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1      Plains All American Inc. 1998 Long-Term Incentive Plan.

99.2      Transaction Grant Agreement for Greg L. Armstrong.

99.3      Transaction Grant Agreement for Harry N. Pefanis.

99.4      Transaction Grant Agreement for George R. Coiner.

99.5      Transaction Grant Agreement for Tom Fewox.

99.6      Transaction Grant Agreement for Kent Finley.

99.7      Transaction Grant Agreement for Jim Stewart.

99.8      Transaction Grant Agreement for Mark Thomas.

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 16, 1999.

                                   Plains All American Pipeline, L.P.
                                   (Registrant)

                                   By:  Plains All American Inc.,
                                              its General Partner

                                   By:  /s/ Greg L. Armstrong
                                        -------------------------
                                            Greg L. Armstrong
                                        Chairman of the Board and
                                         Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Phillip D. Kramer and Michael R. Patterson, and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

         Signature                            Title                      Date
         ----------                           -----                      ----
   /s/ Greg L. Armstrong           Chairman of the Board, Chief       November 16, 1999
-----------------------------      Executive Officer and Director
     Greg L. Armstrong

     /s/ Harry N. Pefanis          President Chief Operating Officer  November 16, 1999
-----------------------------      and Director
      Harry N. Pefanis

    /s/ Phillip D. Kramer          Executive Vice President and
-----------------------------      Chief Financial Officer            November 16, 1999
      Phillip D. Kramer            (Principal Financial Officer)

   /s/ Cynthia A. Feeback          Treasurer
-----------------------------      (Principal Accounting Officer)     November 16, 1999
     Cynthia A. Feeback

    /s/ Everardo Goyanes           Director                           November 16, 1999
-----------------------------
      Everardo Goyanes

   /s/ Robert V. Sinnott           Director                           November 16, 1999
-----------------------------
     Robert V. Sinnott

    /s/ Arthur L. Smith            Director                           November 16, 1999
-----------------------------
      Arthur L. Smith

                               INDEX TO EXHIBITS

Exhibit
Number    Description
------    -----------

5.1 Opinion of Michael R. Patterson as to the validity of the securities being registered.

23.1      Consents of PricewaterhouseCoopers LLP.

23.5      Consent of Michael R. Patterson (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1      Plains All American Inc. 1998 Long-Term Incentive Plan.

99.2      Transaction Grant Agreement for Greg L. Armstrong.

99.3      Transaction Grant Agreement for Harry N. Pefanis.

99.4      Transaction Grant Agreement for George R. Coiner.

99.5      Transaction Grant Agreement for Tom Fewox.

99.6      Transaction Grant Agreement for Kent Finley.

99.7      Transaction Grant Agreement for Jim Stewart.

99.8      Transaction Grant Agreement for Mark Thomas.